UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders

The Company held its 2018 annual stockholder meeting on May 23, 2018. The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

1.

A proposal to elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, John S. Runyan and Jack B. Strommen.

2.	Advisory approval of the Company’s executive compensation.

3.	A proposal to ratify the appointment of Haskell & White LLP as our independent public accounting firm for the 2018 fiscal year.

4.	A proposal to increase the authorized capital stock of the Company from 200,000,000 shares of common stock to 400,000,000 shares of common stock.

5.	A proposal to adopt the 2018 Equity Incentive Plan.

A quorum was present in person or by proxy. Each matter was approved. The voting results are as follows:

Proposal One	Votes For	Votes Withheld	Broker Non-Vote	Total Votes (For + Withheld)
Dennis P. Calvert	34,827,821	640,290	35,954,467	35,468,111
Kenneth R. Code	34,848,821	619,290	35,954,467	35,468,111
Dennis E. Marshall	35,086,896	381,215	35,954,467	35,468,111
Joseph L. Provenzano	34,737,572	730,539	35,954,467	35,468,111
Kent C. Roberts II	35,234,614	233,497	35,954,467	35,468,111
John S. Runyan	35,204,734	263,377	35,954,467	35,468,111
Jack B. Strommen	35,113,776	354,335	35,954,467	35,468,111

Proposals 2 - 5	Votes For	Votes Against	Votes Abstain	Broker Non- Vote	Total votes
2	34,117,919	1,102,804	247,388	35,954,467	35,468,111
3	69,640,818	357,915	1,423,844	-	71,422,577
4	60,800,613	7,946,285	2,596,033	79,647	71,342,931
5	33,976,146	1,201,591	290,374	35,954,467	35,468,111

For the Advisory Approval of Executive Compensation, prior year votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2017	27,248,643	343,971	242,499	28,177,525
2016	31,052,733	342,142	240,267	21,119,013

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer